UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2023

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UTHR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2023, the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”) approved and adopted the Company’s Tenth Amended and Restated Bylaws (as amended and restated, the “Bylaws”), which became effective the same day.

Among other things, the amendments:

(a)	enhance the procedural mechanics and disclosure requirements relating to business proposals submitted and director nominations made by stockholders, including by requiring, in each case:

(1)	certain additional background information regarding the proposing stockholders, proposed nominees or business, as applicable, and other persons related to such matter;

(2)	a representation as to whether such stockholder will engage in a solicitation with respect to such nomination or proposal, as applicable, whether such solicitation will be conducted as an exempt solicitation, the name of each participant in such solicitation, the amount of the cost of solicitation that has been and will be borne by each participant in such solicitation and, in the case of nominations, confirming that such stockholder intends to deliver, in the same manner required of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a proxy statement or form of proxy to holders of shares representing at least 67% of the voting power of the Company’s outstanding stock entitled to vote generally in the election of directors, or in the case of other business, whether such stockholder intends to deliver, in the same manner required of the Company under the Exchange Act, a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding stock required to approve or adopt such proposal; and

(3)	a representation that, promptly after soliciting the required percentage of stockholders described above, as applicable, the stockholder submitting such matter will provide the Company with documents specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of the required percentage, as applicable, of the Company’s stock;

(b)	update the procedural mechanics with respect to adjourned meetings of stockholders;

(c)	clarify the procedural mechanics with respect to inspectors of election for meetings of stockholders;

(d)	clarify the terms regarding the expiration and revocability of proxies;

(e)	require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;

(f)	eliminate the requirement to have a stockholder list available for inspection at the stockholder meeting;

(g)	opt out of Section 116 of the General Corporation Law of the State of Delaware (the “DGCL”) by requiring that certain notices and other information or documents provided by stockholders to the Company pursuant to the Bylaws must be delivered in writing;

(h)	eliminate the requirement that the Board and/or a standing committee of the Board be unable to readily convene a quorum for action in order to activate the emergency bylaw that is applicable in an emergency condition as contemplated by Section 110 of the DGCL;

(i)	update and clarify the mechanics as to certain officer delegations;

(j)	provide that certificates for shares of stock and/or any notice given by the Company upon the issuance or transfer of uncertificated shares shall state conspicuously that the Company is a public benefit corporation; and

(k)	provide for procedures relating to the Board’s reliance on books, reports, and records of the Company.

The Bylaws also incorporate various other updates and technical, clarifying and conforming changes.

The foregoing summary of the amendments to the Company’s Bylaws is qualified in all respects by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit
3.1	Tenth Amended and Restated Bylaws of United Therapeutics Corporation.

104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: April 20, 2023	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

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